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                                                                   EXHIBIT 12.1


                            USA EDUCATION, INC.
            RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                           (DOLLARS IN THOUSANDS)


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

                                                                   ----------   ----------   ----------   ----------   ----------
                                                                      1996         1997         1998         1999         2000
                                                                   ----------   ----------   ----------   ----------   ----------
Pre-tax income from continuing operations before adjustment for
   minority interests in consolidated subsidiaries                 $  600,327   $  759,748   $  750,131   $  751,652   $  711,591
                                 Add:   Fixed charges               2,600,048    2,544,581    1,948,995    2,140,588    2,879,548
                                Less:   Other adjustments                (711)        --           --           --           --
                                Less:   Preferred dividends           (16,452)     (18,428)     (23,998)     (25,803)     (42,677)
                                                                   ----------   ----------   ----------   ----------   ----------
                      Total Earnings                               $3,183,212   $3,285,904   $2,675,128   $2,866,437   $3,548,462
                                                                   ==========   ==========   ==========   ==========   ==========

Fixed charges
                                        Interest expense           $2,582,885   $2,526,156   $1,924,997   $2,114,785   $2,836,871
                                        Preferred dividends            16,452       18,428       23,998       25,803       42,677
                                        Other ajdustments                 711         --           --           --           --
                                                                   ----------   ----------   ----------   ----------   ----------
                 Total Fixed Charges                               $2,600,048   $2,544,584   $1,948,995   $2,140,588   $2,879,548
                                                                   ==========   ==========   ==========   ==========   ==========

         Ratio of earnings to fixed charges
           and preferred stock dividends                                 1.22         1.29         1.37         1.34         1.23
                                                                   ==========   ==========   ==========   ==========   ==========

         Ratio of earnings to fixed charges                              1.23         1.29         1.38         1.34         1.24
                                                                   ==========   ==========   ==========   ==========   ==========


                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 ----------------------------
                                                                      2000           2001
                                                                 ------------   -------------
Pre-tax income from continuing operations before adjustment for
   minority interests in consolidated subsidiaries                 $  231,784   $   53,314
                                 Add:   Fixed charges                 668,433      705,377
                                Less:   Other adjustments                --           --
                                Less:   Preferred dividends           (10,586)     (10,512)
                                                                   ----------   ----------
                      Total Earnings                               $  889,631   $  748,179
                                                                   ==========   ==========

Fixed charges
                                        Interest expense           $  657,847   $  694,865
                                        Preferred dividends            10,586       10,512
                                        Other ajdustments                --           --
                                                                   ----------   ----------
                 Total Fixed Charges                               $  668,433   $  705,377
                                                                   ==========   ==========

         Ratio of earnings to fixed charges
           and preferred stock dividends                                 1.33         1.06
                                                                   ==========   ==========

         Ratio of earnings to fixed charges                              1.34         1.06
                                                                   ==========   ==========

                   For purposes of the "earnings" computation, "other adjustments" includes the capitalized interest cost.

                   For purposes of the "fixed charges" computation, other adjustments includes the capitalized interest cost.

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